Exhibit 99.2(n)


Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Accountants and Legal Counsel" and to use of our report dated November 19, 2003, in this Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 (No. 333-106718) of the ASA Managed Futures Fund LLC.

Ernst & Young LLP

Philadelphia, Pennsylvania
November 20, 2003